EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

         In connection with the Quarterly Report of Remedent USA, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Robin List, Chief Executive Officer of the Company, and Stephen F. Ross, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2003, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ ROBIN LIST                                     /S/ STEPHEN F. ROSS
-------------------------                          -----------------------------
Robin List                                         Stephen F. Ross
Chief Executive Officer                            Chief Financial Officer
August 18, 2003                                    August 18, 2003


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